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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       February 12, 1997



                            FREMONT GOLD CORPORATION
             (Exact name of registrant as specified in its charter)



     Delaware                      33-0773-A           65-0110447
(State or other jurisdiction     (Commission         (IRS Employer
of incorporation)                File Number)        Identification No.)



   777 Hornby Street, Suite 2000, Vancouver, British Columbia,      V6Z 1S4
                  (Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code       (604) 682-4606





         (Former name or former address, if changed since last report.)
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ITEM 4.        CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

(a) The registrant, Fremont Gold Corporation, formerly The Rothchild Companies, Inc., has dismissed Thomas W. Klash as its principal accountant to audit its financial statements. Mr. Klash served as principal accountant during and audited the registrant's financial statements for the fiscal years ended December 31, 1994 and 1995. The Board of Directors took action approving such dismissal on February 12, 1997. This dismissal arose out of the change in control of the registrant on June 4, 1996 and the subsequent relocation of the registrant's headquarters from Florida to Vancouver, British Columbia, Canada.

               Other than expressing substantial doubt as to the ability of the registrant to continue as a going concern, Mr. Klash's report on the financial statements for fiscal years 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles. During fiscal years 1994 and 1995 and for the interim period ending February 12, 1997 (i) there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and
(ii) there were no "reportable events" (as defined in Regulation S-K Item 304).

               The registrant has provided the former accountant a copy of this report and has requested a letter addressed to the Commission stating whether the accountant disagrees with the statements contained herein. Once received, such letter will be filed as an exhibit to this report as an amendment within ten days of its receipt.


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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  /s/ Edward M. Topham
                                                  --------------------------
                                                  Edward M. Topham
                                                  Chief Financial Officer
Date: February 13, 1997